Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Hanif Jamal

Chief Financial Officer

Tel: 303-845-3377

Email: investors@dothill.com

Peter Seltzberg

Hayden IR

Tel: 646-415-8972

Email: peter@haydenir.com

Dot Hill Reports Third Quarter 2011 Results

LONGMONT, Colo. —November 10, 2011 — Dot Hill Systems Corp. (NASDAQ:HILL), a leading provider of unified virtual storage and SAN storage solutions, today announced financial results for the third quarter ended September 30, 2011.

Financial and Operational Highlights:

•

Third quarter 2011 revenue of $48.1 million which, excluding the exited Netapp business, compares to $44.8 million in the third quarter of 2010 and represents 7.3% year-over-year growth. The Company stated that its Tier 2 OEM business grew 97% on a year-over-year basis and its Channel business grew 104% on a year-over-year basis.

•	Third quarter 2011 GAAP gross margin of 16.7% down from 24.8% in the prior quarter and down from 18.3% in the third quarter of 2010.

•	Third quarter 2011 non-GAAP gross margin of 28.1% up from 26.3% in the prior quarter and up from 19.3% in the third quarter of 2010.

•	Third quarter 2011 GAAP EPS of $(0.22) per share compared to $(0.04) per share in the second quarter of 2011 and $(0.02) per share in the third quarter of 2010.

•	Third quarter 2011 non-GAAP EPS of $(0.02) compared to $0.01 in the prior quarter and down from $0.00 in the third quarter of 2010.

•	Cash and cash equivalents of $45.7 million as of September 30, 2011, down slightly from $46.5 million as of June 30, 2011.

Third Quarter 2011 Financial Detail:

The Company recognized net revenue of $48.1 million for the third quarter of 2011, compared to $61.6 million for the third quarter of 2010 and $53.2 million for the second quarter of 2011. Excluding Netapp, net revenues grew 7.3% on a year-over-year basis from $44.8 million for the third quarter of 2010 but down 9.6% on a quarter-over-quarter basis from $53.2 million for the second quarter of 2011. The Company stated that its Tier 2 OEM business grew 97% on a year-over-year basis and its Channels business grew 104% on a year-over-year basis. The Company attributed the sequential decline in revenue primarily to inventory re-balancing and rationalization at a certain customer and not recognizing revenue from a delinquent but significant software customer.

GAAP gross margin for the third quarter of 2011 was 16.7%, compared to 18.3% for the third quarter of 2010 and 24.8% for the second quarter of 2011. Included in the third quarter 2011 cost of goods sold was a charge of $2.3 million associated with a power supply component problem that occurred in 2009, and a $2.9 million impairment of long-lived assets associated with the Company’s acquisition of Cloverleaf Communications Inc. These charges were partially offset by a $0.6 million gain on an insurance claim. The net impact of these charges and gain of $4.6 million resulted in a gross margin reduction of 9.6%.

GAAP operating expenses for the third quarter of 2011 were $20.1 million, as compared to $12.6 million for the third quarter of 2010 and $15.1 million in the second quarter of 2011. Included in third quarter 2011 GAAP operating expenses was a $4.1 million Goodwill impairment charge associated with the Company’s acquisition of Cloverleaf Communications Inc. and a $0.7 million restructuring charge associated with the remaining lease payments for the company’s former headquarters in Carlsbad, California.

GAAP net loss for the third quarter of 2011 was $12.2 million, or $(0.22) per share, as compared to a net loss of $1.3 million, or $(0.02) per share, for the third quarter of 2010, and net loss of $1.9 million, or $(0.04) per share, for the second quarter of 2011.

Non-GAAP gross margin was 28.1% for the third quarter of 2011, compared to 19.3% for the third quarter of 2010 and 26.3% for the second quarter of 2011. The year-over-year improvement in gross margin percent was primarily a result of a more favorable product mix, including the elimination of low margin revenue from Netapp, component cost reductions and larger contributions from the Company’s higher margin Tier 2 OEM and Channels businesses.

Total non-GAAP operating expenses for the third quarter of 2011 were $14.5 million, as compared to $11.7 million for the third quarter of 2010 and $13.5 million for the second quarter of 2011.The Company attributed the sequential increase in operating expenses primarily to planned incremental engineering investments, a bad debt associated with a delinquent software customer and incremental software licensing costs.

Non-GAAP net loss for the third quarter of 2011 was $1.1 million, or $(0.02) per share, as compared to a third quarter 2010 non-GAAP net income of $0.2 million, or $0.00 per share, and second quarter 2011 non-GAAP net income of $0.4 million, or $0.01 per share. Non-GAAP EBITDA for the third quarter of 2011 was $0.2 million compared to $0.7 million for the third quarter of 2010 and $1.1 million for the second quarter of 2011.

“All in all, and in spite of the unusual charges we have taken, I am pleased with the progress we have made in the third quarter,” said Dana Kammersgard, president and chief executive officer, Dot Hill Systems. “Last week, we signed an amendment to our contract with our largest customer that extends our relationship for an additional 5 years through October of 2016. Coupled with existing OEM roadmaps, new design wins, new Tier 2 OEM’s and channel customers that we acquired in Q3, and with the potential for incremental upside from other prospects that are still in the evaluation stage of our products, we could be setting up ourselves well for a solid 2012.”

Balance Sheet:

The Company exited the third quarter of 2011 with cash and cash equivalents of $45.7 million compared to $41.8 million at September 30, 2010 and $46.5 million at June 30, 2011.

Fourth Quarter 2011 Outlook:

“The impact of the flooding in Thailand, has created a significant amount of uncertainty with respect to sourcing hard disk drives which are critical components in our storage systems,” said Hanif Jamal, chief financial officer, Dot Hill Systems. “While we debated not issuing guidance for Q4 2011, we decided to go ahead, with the caveat that there could be significant downside or even upside volatility. Consequently, we are providing broader guidance ranges than we normally do, to hedge for some of the potential risk to our supply of disk drives.”

The Company is targeting fourth quarter 2011 net revenue in the range of $47 million to $53 million and a non-GAAP EPS in the range of $(0.03) per share to $0.03 per share.

Conference Call Information:

Dot Hill’s third quarter 2011 financial results conference call is scheduled to take place on November 10, 2011 at 4:30 p.m. ET. The live audio webcast will be accessible at www.dothill.com in the Investor Relations section. For access via telephone, please dial 877-303-3196 (U.S.) or 408-427-3864 (International) at least five minutes prior to the start of the call. A replay of the webcast will be available on the Dot Hill web site following the conference call. For a telephone replay, please dial 855-859-2056 (U.S.) or 404-537-3406 (International) and enter Conference ID 20340604.

About Non-GAAP Financial Measures

This press release contains financial results that exclude the impact of stock-based compensation expense, intangible asset amortization, restructuring and severance charges, contingent consideration adjustments, charges for impairment of goodwill and long-lived assets, contra-revenue charges from the issuance or extension of customer warrants, claims arising from a supplier’s product defects, charges for Cloverleaf acquisition costs and the effects of foreign currency gains or losses, and are not in accordance with U.S. generally accepted accounting principles (GAAP). In addition, as a result of exiting our relationship with NetApp on or about November 30, 2010, the company will also be presenting standalone non-GAAP revenue metrics to exclude the historical revenue attributable to NetApp in order to better compare revenue from its ongoing business. The Company believes that these non-GAAP financial measures provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the Company’s financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is attached to this press release.

About Dot Hill

Delivering innovative technology and global support, Dot Hill empowers the OEM and channels community to bring unique storage solutions to market, quickly, easily and cost-effectively. Offering high performance and industry-leading uptime, Dot Hill’s RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The Company’s products are in use today by the world’s leading service and equipment providers, common carriers and advanced technology and telecommunications companies, as well as government agencies and small and medium enterprise customers. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Longmont, Colorado, Dot Hill has offices and/or representatives in China, Germany, Japan, United Kingdom, Singapore, Israel and the United States. For more information, visit us at http://www.dothill.com.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding Dot Hill’s projected financial results for the fourth quarter of and full year of 2011 and thereafter. The risks that contribute to the uncertain nature of the forward-looking statements include, among other things: the risk that actual financial results for the fourth quarter and full year of 2011 may be different from the financial guidance provided in this press release; the risks associated with macroeconomic factors that are outside of Dot Hill’s control; the risk associated with the impact of the flooding in Thailand on the availability of appropriate hard disk drives; the fact that no Dot Hill customer agreements provide for mandatory minimum purchase requirements; the risk that one or more of Dot Hill’s OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that Dot Hill’s new products may not prove to be popular; the risk that one or more of Dot Hill’s suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; the risk that Dot Hill may have difficulties monetizing the business acquired from Cloverleaf Communications, Inc.; the risk that sales through channel partners may not ramp as expected; unforeseen product quality, technological, intellectual property, personnel or engineering issues and any costs that may result from such issues; and the additional risks set forth in the Form 10-Q most recently filed with the Securities and Exchange Commission by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

DOT HILL SYSTEMS CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2010	June 30, 2011	September 30, 2011	September 30, 2010	September 30, 2011
Net revenue	$61,586	$53,179	$48,071	$187,053	$150,424
Cost of goods sold	50,291	39,984	40,029	157,964	117,085

Gross profit	11,295	13,195	8,042	29,089	33,339
Operating expenses:
Research and development	7,439	8,946	9,506	23,659	26,438
Sales and marketing	2,592	3,649	3,768	9,332	10,450
General and administrative	2,424	2,437	2,060	7,725	6,838
Restructuring charge	104	37	659	1,806	655
Goodwill impairment charge	—	—	4,140	—	4,140

Total operating expenses	12,559	15,069	20,133	42,522	48,521

Operating loss	(1,264)	(1,874)	(12,091)	(13,433)	(15,182)
Other income (expense):
Interest income (expense), net	6	(5)	(18)	13	(29)
Other income (expense), net	(2)	(1)	2	(17)	3

Total other income (expense), net	4	(6)	(16)	(4)	(26)

Loss before income taxes	(1,260)	(1,880)	(12,107)	(13,437)	(15,208)
Income tax expense	9	65	75	93	190

Net loss	$(1,269)	$(1,945)	$(12,182)	$(13,530)	$(15,398)

Net loss per basic and diluted share	$(0.02)	$(0.04)	$(0.22)	$(0.26)	$(0.28)

Shares used to compute net loss per basic and diluted share	53,529	54,737	55,186	52,778	54,755

DOT HILL SYSTEMS CORP.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value data)

	December 31,	September 30,
	2010	2011
Assets
Current assets:
Cash and cash equivalents	$45,732	$45,672
Accounts receivable, net	35,202	24,952
Inventories	7,340	5,192
Prepaid expenses and other assets	3,540	5,275

Total current assets	91,814	81,091
Property and equipment, net	3,597	4,119
Intangible assets, net	7,581	3,093
Goodwill	4,140	—
Other assets	370	404

Total assets	$107,502	$88,707

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$30,555	$20,847
Accrued compensation	3,899	3,837
Accrued expenses	4,171	7,590
Deferred revenue	1,371	912
Restructuring accrual	1,664	1,566
Current portion of long-term note payable	275	141

Total current liabilities	41,935	34,893
Long-term note payable	71	—
Other long-term liabilities	1,118	656

Total liabilities	43,124	35,549
Commitments and Contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	56	58
Additional paid-in capital	315,257	319,526
Accumulated other comprehensive loss	(3,584)	(3,677)
Accumulated deficit	(247,351)	(262,749)

Total stockholders’ equity	64,378	53,158

Total liabilities and stockholders’ equity	$107,502	$88,707

DOT HILL SYSTEMS CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	September 30, 2010	June 30, 2011	September 30, 2011
Cash Flows From Operating Activities:
Net loss	$(1,269)	$(1,945)	$(12,182)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,025	1,115	1,746
Provision for bad debt expense			203
Stock-based compensation expense	551	1,734	1,458
Goodwill and long-lived asset impairment charge			7,068
Changes in operating assets and liabilities, net of effects of business acquisition:
Accounts receivable	(271)	(3,705)	5,759
Inventories	228	(140)	98
Prepaid expenses and other assets	750	(804)	(901)
Accounts payable	1,356	3,184	(4,611)
Accrued compensation and other expenses	(1,770)	2,276	545
Deferred revenue	(250)	(197)	(489)
Restructuring accrual	(783)	(238)	383
Other long-term liabilities	(192)	(111)	(107)

Net cash provided by (used in) operating activities	(625)	1,169	(1,030)

Cash Flows From Investing Activities:
Acquisition, net of cash acquired	—	—
Purchases of property and equipment	(450)	(974)	(501)

Net cash used in investing activities	(450)	(974)	(501)

Cash Flows From Financing Activities:
Principal payment of note and loan payable	(66)	(68)	(69)
Proceeds from bank borrowings	3,000	—	—
Payments on bank borrowings	(2,800)	—	—
Shares withheld for tax purposes	—	(152)	(1)
Common stock issued under stock plans	38	206	680

Net cash provided by (used in) financing activities	172	(14)	610

Effect of Exchange Rate Changes on Cash and Cash Equivalents	78	18	85

Net Increase (Decrease) in Cash and Cash Equivalents	(825)	199	(836)
Cash and Cash Equivalents, beginning of period	42,636	46,309	46,508

Cash and Cash Equivalents, end of period	$41,811	$46,508	$45,672

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Capital assets acquired but not paid	$25	$164	$793

DOT HILL SYSTEMS CORP.

UNAUDITED RECONCILIATION OF CONSOLIDATED NON-GAAP MEASURES

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2010	June 30, 2011	September 30, 2011	September 30, 2010	September 30, 2011
Net revenue, as reported	$61,586	$53,179	$48,071	$187,053	$150,424
Effect of Net App revenue	16,805	—	—	53,059	—

Non-GAAP net revenue	$44,781	$53,179	$48,071	$133,994	$150,424

Gross profit, as reported	$11,295	$13,195	$8,042	$29,089	$33,339
Effect of stock-based compensation	92	285	252	412	670
Effect of severance costs	(5)	3	10	12	13
Effect of gain from insurance recovery	—	—	(555)	—	(555)
Effect of power supply component failures	—	—	2,300	—	2,300
Effect of long-lived asset impairment	—	—	2,928	—	2,928
Effect of intangible asset amortization	518	519	522	1,480	1,561

Non-GAAP gross profit	$11,900	$14,002	$13,499	$30,993	$40,256

Operating expenses, as reported	$12,559	$15,069	$20,133	$42,522	$48,521
Effect of currency gain (loss)	(317)	(26)	485	148	401
Effect of stock-based compensation	(459)	(1,449)	(1,206)	(1,902)	(3,325)
Effect of contingent consideration adjustment	—	—	—	285	—
Effect of goodwill impairment	—	—	(4,140)	—	(4,140)
Effect of restructuring charge	(104)	(37)	(659)	(1,806)	(655)
Effect of severance costs	12	(46)	(67)	(55)	(113)
Effect of Cloverleaf acquisition costs	—	—	—	(314)	—

Non-GAAP operating expenses	$11,691	$13,511	$14,546	$38,878	$40,689

Net loss, as reported	$(1,269)	$(1,945)	$(12,182)	$(13,530)	$(15,398)
Effect of currency (gain) loss	317	26	(485)	(148)	(401)
Effect of stock-based compensation	551	1,734	1,458	2,314	3,995
Effect of contingent consideration adjustment	—	—	—	(285)	—
Effect of restructuring charge	104	37	659	1,806	655
Effect of intangible asset amortization	518	519	522	1,479	1,561
Effect of gain from insurance recovery	—	—	(555)	—	(555)
Effect of power supply component failures	—	—	2,300	—	2,300
Effect of long-lived asset impairment	—	—	2,928	—	2,928
Effect of goodwill impairment	—	—	4,140	—	4,140
Effect of severance costs	(17)	49	77	67	126
Effect of Cloverleaf acquisition costs	—	—	—	314	—

Non-GAAP net income (loss)	$204	$420	$(1,138)	$(7,983)	$(649)

Non-GAAP net income (loss) per share
Basic and diluted	$0.00	$0.01	$(0.02)	$(0.15)	$(0.01)

Weighted average shares used to calculate net income (loss) per share:
Basic	53,529	54,737	55,186	52,778	54,755

Diluted	53,884	56,020	55,702	52,778	55,829

Non-GAAP net income (loss)	$204	$420	$(1,138)	$(7,983)	$(649)
Interest expense	9	8	22	29	38
Income tax expense	9	65	75	93	190
Depreciation	507	596	1,224	1,545	2,349

Non-GAAP EBITDA	$729	$1,089	$183	$(6,316)	$1,928